SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material under Rule 14a-12


                  Global Entertainment Holdings/Equities, Inc.
                _______________________________________________
                (Name of Registrant as Specified in Its Charter)


                              Steven M. Abboud
   ________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X] No fee required.
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              pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5)      Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                               Steven M. Abboud
                               16569 Summit Dr.
                               Omaha, NE 68136

Telephone: 402-896-5644                          email address: gamm01@cox.net


September 19, 2002


To: 	Shareholders of Global Entertainment Holdings/Equities, Inc.

Re: 	Notice of Special Meeting of Shareholders' of Global Entertainment
     Holdings/Equities, Inc.

Dear Shareholder:

    You may have recently received a Notice, dated September 4, 2002, of a Special Meeting of Shareholders' and Proxy for Global Entertainment Holdings/Equities, Inc., to be held on October 7, 2002. This Notice and Proxy was mailed on my behalf as well as the following shareholders, (S.F. Investments, Steve Finn, William Lee Person, Tim Banghart, David Abboud and Nancy Abboud, R&D Company, Travina Corp N.V., Xerxes Realty, Jeff Imray, James Dunning, Donald and Isabelle Lisa, Kelley Ann Spooner, James J. Raemisch, Mike Luther, Shinning Star Inv., Masadi Financial Serv, Michael Abboud, Jeff Banghart, Brian Horner, Mark Schneidewind, Brenda Abboud, Jean Van Houten, Tristar Diversified Ventures, David Wintroub, Mark Abboud, and Lawrence Whelan) (as a group, the "Shareholders"), which represents 3,837,043 shares or approximately 38% of the current and outstanding shares of common stock. If you are a shareholder who received this Notice, we respectively request that you disregard and discard the Notice and Proxy and to take no additional action until further notification.

When the new Proxy Statement becomes available, we encourage you to read the Proxy Statement, in that it will contain important information regarding Global Entertainment Holdings/Equities, Inc. Additionally, you may retrieve the Proxy Statement as well as any other relevant documents from the Securities & Exchange Commission's web site, www.sec.gov. The Proxy Statement may be downloaded at no cost to you.

If you have any questions regarding this Notice and Proxy, please do not hesitate to call me at (402) 896-5644.

                                                    Very best regards,

                                                    /s/Steven M. Abboud
                                                    --------------------
                                                    Steven M. Abboud